As filed with the Securities and Exchange Commission on May 12, 2016

Registration Nos. 033-99214; 333-32039; 333-83193; 333-63076; 333-85320; 333-109186; 333-112139; 333-126157; 333-131097; 333-136491; 333-138978; 333-159710; 333-174633; 333-176217; 333-179644; 333-189613; 333-191804; 333-197581

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement (No. 033-99214)

Form S-8 Registration Statement (No. 333-32039)

Form S-8 Registration Statement (No. 333-83193)

Form S-8 Registration Statement (No. 333-63076)

Form S-8 Registration Statement (No. 333-85320)

Form S-8 Registration Statement (No. 333-109186)

Form S-8 Registration Statement (No. 333-112139)

Form S-8 Registration Statement (No. 333-126157)

Form S-8 Registration Statement (No. 333-131097)

Form S-8 Registration Statement (No. 333-136491)

Form S-8 Registration Statement (No. 333-138978)

Form S-8 Registration Statement (No. 333-159710)

Form S-8 Registration Statement (No. 333-174633)

Form S-8 Registration Statement (No. 333-176217)

Form S-8 Registration Statement (No. 333-179644)

Form S-8 Registration Statement (No. 333-189613)

Form S-8 Registration Statement (No. 333-191804)

Form S-8 Registration Statement (No. 333-197581)

UNDER THE SECURITIES ACT OF 1933

SANDISK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0191793
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

951 SanDisk Drive

Milpitas, California 95035

(408) 801-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SanDisk Corporation 1995 Stock Option Plan

SanDisk Corporation 1995 Non-Employee Directors Stock Option Plan

SanDisk Corporation Employee Stock Purchase Plan

SanDisk Corporation International Employee Stock Purchase Plan

SanDisk Corporation Special Stock Option Plan, As Amended and Restated February 23, 2000

SanDisk Corporation 1995 Stock Option Plan, As Amended and Restated January 2, 2002

SanDisk Corporation Employee Stock Purchase Plan, As Amended and Restated January 2, 2002

SanDisk Corporation International Employee Stock Purchase Plan, As Amended and Restated January 2, 2002

SanDisk Corporation 1995 Non-Employee Directors Stock Option Plan, As Amended and Restated January 2, 2002

SanDisk Corporation 1995 Non-Employee Directors Stock Option Plan, As Amended and Restated January 2, 2004

SanDisk Corporation 2005 Stock Incentive Plan

SanDisk Corporation 2005 Employee Stock Purchase Plan

SanDisk Corporation 2005 International Employee Stock Purchase Plan

Rhombus, Inc. 1998 Long Term Equity Incentive Plan

Matrix Semiconductor, Inc. 1999 Stock Plan

Matrix Semiconductor, Inc. 2005 Stock Incentive

msystems Ltd. 2003 Stock Option and Restricted Stock Incentive Plan

msystems Ltd. Section 102 Stock Option/Stock Purchase and Stock Option Plans

Pliant Technology, Inc. 2007 Stock Plan

SanDisk Corporation Amended and Restated 2005 Incentive Plan

SanDisk Corporation Amended and Restated 2005 Employee Stock Purchase Plan

SanDisk Corporation Amended and Restated 2005 International Employee Stock Option Plan

FlashSoft Corporation Amended and Restated 2011 Equity Plan

SanDisk Corporation 2013 Incentive Plan

SMART Storage Systems (Global Holdings), Inc. 2011 Share Incentive Plan

Fusion-io, Inc. 2008 Stock Incentive Plan

Fusion-io, Inc. 2010 Executive Stock Incentive Plan

Fusion-io, Inc. 2011 Equity Incentive Plan

Fusion-io, Inc. Non-Plan Stock Option Agreements

IO Turbine, Inc. 2009 Equity Incentive Plan

NexGen Storage, Inc. 2010 Equity Incentive Plan

(Full titles of the plans)

Michael C. Ray

President and Secretary

SanDisk Corporation

951 SanDisk Drive

Milpitas, California 95035

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil Whoriskey Matthew P. Salerno Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006	Michael Ray Western Digital Corporation 3355 Michelson Drive, Suite 100 Irvine, CA 92612

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

On May 12, 2016, Western Digital Technologies, Inc. “(Western Digital Technologies”), a wholly-owned subsidiary of Western Digital Corporation (“Parent”), completed its acquisition of SanDisk Corporation (the “Registrant”). Pursuant to the Agreement and Plan of Merger, dated as of October 21, 2015, and as further amended, modified, supplemented or restated from time to time (the “Merger Agreement”), by and among the Registrant, Parent and Schrader Acquisition Corporation (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as the surviving corporation and as a wholly-owned indirect subsidiary of Parent.

The Registrant previously registered shares of the Registrant’s common stock, $0.001 par value per share, under the below referenced Registration Statements on Form S-8 (the “Registration Statements”) concerning shares issuable or issued under certain employee benefit and equity plans and agreements. As a result of the consummation of the transactions contemplated by the Merger Agreement, the Registrant has terminated all offerings of its securities pursuant to the below referenced Registration Statements. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all securities of the Registrant registered pursuant to the Registration Statements that remain unsold as of the date hereof.

Registration No.	Date Filed With the SEC	Name of Equity Plan	Number of Shares Originally Registered
033-99214	11/13/1995	SanDisk Corporation 1995 Stock Option Plan	3,498,711
		SanDisk Corporation 1995 Non-Employee Directors Stock Option Plan	150,000
		SanDisk Corporation Employee Stock Purchase Plan SanDisk Corporation International Employee Stock Purchase Plan	433,333

333-32039	7/25/1997	SanDisk Corporation 1995 Stock Option Plan	2,500,000
		SanDisk Corporation 1995 Non-Employee Directors Stock Option Plan	50,000
		SanDisk Corporation Employee Stock Purchase Plan	450,000

333-83193	7/19/1999	SanDisk Corporation 1995 Stock Option Plan	3,500,000
		SanDisk Corporation 1995 Non-Employee Directors Stock Option Plan	200,000
		SanDisk Corporation Employee Stock Purchase Plan	300,000

333-63076	6/15/2001	SanDisk Corporation Special Stock Option Plan, As Amended and Restated February 23, 2000	2,000,000

333-85320	4/1/2002	SanDisk Corporation 1995 Stock Option Plan, As Amended and Restated January 2, 2002	2,985,040
		SanDisk Corporation Employee Stock Purchase Plan, As Amended and Restated January 2, 2002	244,396
		SanDisk Corporation International Employee Stock Purchase Plan, As Amended and Restated January 2, 2002	50,000
		SanDisk Corporation 1995 Non-Employee Directors Stock Option Plan, As Amended and Restated January 2, 2002	136,928

333-109186	9/26/2003	SanDisk Corporation 1995 Stock Option Plan, As Amended and Restated January 2, 2002	3,015,194
		SanDisk Corporation Employee Stock Purchase Plan, As Amended and Restated January 2, 2002	267,370
		SanDisk Corporation International Employee Stock Purchase Plan, As Amended and Restated January 2, 2002	30,000
		SanDisk Corporation 1995 Non-Employee Directors Stock Option Plan, As Amended and Restated January 2, 2002	138,311

333-112139	1/23/2004	SanDisk Corporation 1995 Stock Option Plan, As Amended and Restated January 2, 2002	3,507,698

Registration No.	Date Filed With the SEC	Name of Equity Plan	Number of Shares Originally Registered
		SanDisk Corporation Employee Stock Purchase Plan, As Amended and Restated January 2, 2002	220,942
		SanDisk Corporation International Employee Stock Purchase Plan, As Amended and Restated January 2, 2002	125,000
		SanDisk Corporation 1995 Non-Employee Directors Stock Option Plan, As Amended and Restated January 2, 2004	160,903

333-126157	6/27/2005	SanDisk Corporation 2005 Stock Incentive Plan	5,700,000
		SanDisk Corporation 2005 Employee Stock Purchase Plan SanDisk Corporation 2005 International Employee Stock Purchase Plan	5,000,000 in the aggregate

333-131097	1/18/2006	Rhombus, Inc. 1998 Long Term Equity Incentive Plan Matrix Semiconductor, Inc. 1999 Stock Plan Matrix Semiconductor, Inc. 2005 Stock Incentive	567,379

333-136491	8/10/2006	SanDisk Corporation 2005 Incentive Plan	15,000,000

333-138978	11/28/2006	msystems Ltd. 2003 Stock Option and Restricted Stock Incentive Plan msystems Ltd. Section 102 Stock Option/Stock Purchase and Stock Option Plans	5,388,283

333-159710	6/3/2009	SanDisk Corporation 2005 Incentive Plan	6,903,913

333-174633	6/1/2011	Pliant Technology, Inc. 2007 Stock Plan	208,913

333-176217	8/10/2011	SanDisk Corporation Amended and Restated 2005 Incentive Plan	9,441,523
		SanDisk Corporation Amended and Restated 2005 Employee Stock Purchase Plan SanDisk Corporation Amended and Restated 2005 International Employee Stock Purchase Plan	5,000,000 in the aggregate
		Pliant Technology, Inc. 2007 Stock Plan	208,913

333-179644	2/23/2012	FlashSoft Corporation Amended and Restated 2011 Equity Plan	120,677

333-189613	6/26/2013	SanDisk Corporation 2013 Incentive Plan	20,018,299

333-191804	10/18/2013	SMART Storage Systems (Global Holdings), Inc. 2011 Share Incentive Plan	183,069

333-197581	7/23/2014	Fusion-io, Inc. 2008 Stock Incentive Plan Fusion-io, Inc. 2010 Executive Stock Incentive Plan Fusion-io, Inc. 2011 Equity Incentive Plan Fusion-io, Inc. Non-Plan Stock Option Agreements IO Turbine, Inc. 2009 Equity Incentive Plan NexGen Storage, Inc. 2010 Equity Incentive Plan	872,465

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 12th day of May, 2016.

SANDISK CORPORATION

By:	/s/ Michael C. Ray
Michael C. Ray President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2016.

Signature	Title

/s/ Michael C. Ray Michael C. Ray	President and Secretary (Principal Executive Officer)

/s/ Hector Fernandez Hector Fernandez	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Stephen D. Milligan Stephen D. Milligan	Director